UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2018

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51470 (Commission File Number)	34-1940305 (IRS Employer Identification No.)

7555 Innovation Way Mason, OH (Address of principal executive offices)	45040 (Zip Code)

Registrant's telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the AtriCure, Inc. (the “Company”) Annual Meeting of Stockholders which was held on May 22, 2018, the stockholders of the Company approved the AtriCure, Inc. 2014 Stock Incentive Plan Amended and Restated as of May 22, 2018 (the “2014 Plan”). The 2014 Plan was previously approved by the Board of Directors subject to stockholder approval. The 2014 Plan was amended to increase the number of shares of common stock available for issuance under it from 2,600,000 to 3,450,000 and to amend the provisions relating to equity awards payable to non-employee directors.

The objectives of the 2014 Plan are to provide long-term incentives to those persons with responsibility for the success and growth of the Company, to motivate participants to achieve the long-term success and growth of the Company, to provide a vehicle to tie a significant portion of compensation to the long-term performance of the Company’s shares, to enable the company to attract and retain skilled and qualified officers, other employees, directors and consultants who are expected to contribute to the Company’s success in a competitive market for such individuals, to facilitate ownership of the company’s shares and to align the personal interests of officers, employees and others in the Company’s long-term growth and profitability with the interests of the Company’s stockholders. The 2014 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2014 Plan permits the grant of stock options, stock appreciation rights, restricted share awards, restricted share units and unrestricted share awards. The 2014 Plan does not permit the re-pricing of options or stock appreciation rights without the approval of stockholders and does not contain an “evergreen” provision to automatically increase the number of shares issuable under the 2014 Plan, except for certain adjustments resulting from stock splits and other specified events.

The foregoing summary of the 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 Plan filed as an exhibit to this report.

Effective May 22, 2018, Mr. Drake was elected Chairman of the Board until his successor is duly elected and qualified, and the Company’s Board of Directors re-constituted its committees as follows:

Audit: Wehrwein (Chair), Lanning, Johnson

Compensation: Lanning (Chair), Collar, Johnson

Compliance, Quality and Risk: Groves (Chair), Wehrwein, White

Nominating and Corporate Governance: Collar (Chair), Drake, White

Item 5.07.Submission of Matters to a Vote of Security Holders.

The stockholders of the Company voted on five items at the Annual Meeting of Stockholders held on May 22, 2018:

1. The election of eight directors to serve one-year terms expiring at the 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2. A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018;

3.An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement;

4.The approval of an amendment to the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 850,000 shares and amend the provisions relating to equity awards payable to non-employee directors; and

5.The approval of the AtriCure, Inc. 2018 Employee Stock Purchase Plan.

The nominees for director were elected based upon the following votes:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael H. Carrel	27,618,169	60,848	2,754,766
Mark A. Collar	27,385,045	293,972	2,754,766
Scott W. Drake	27,549,895	129,122	2,754,766
Regina E. Groves	27,618,646	60,371	2,754,766
B. Kristine Johnson	27,618,546	60,471	2,754,766
Mark R. Lanning, C.P.A.	27,159,200	519,817	2,754,766
Sven A. Wehrwein	27,618,269	60,748	2,754,766
Robert S. White	27,549,995	129,022	2,754,766

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 received the following votes:

For:	30,236,597
Against:	157,708
Abstain:	39,478
Broker Non-Votes:	0

The advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement received the following votes:

For:	23,276,213
Against:	4,333,971
Abstain:	68,833
Broker Non-Votes:	2,754,766

The approval of an amendment to the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 850,000 shares and amend the provisions relating to equity awards payable to non-employee directors received the following votes:

For:	19,720,990
Against:	7,603,269
Abstain:	354,758
Broker Non-Votes:	2,754,766

The approval of the AtriCure, Inc. 2018 Employee Stock Purchase Plan received the following votes:

For:	27,557,833
Against:	56,522
Abstain:	64,662
Broker Non-Votes:	2,754,766

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

No.Description

10.1AtriCure, Inc. 2014 Stock Incentive Plan (Amended and Restated as of May 22, 2018)

10.2AtriCure, Inc. 2018 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated: May 23, 2018	By:	/s/ M. Andrew Wade
M. Andrew Wade
Senior Vice President and Chief Financial Officer